SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 25, 2002

ACCEPTANCE INSURANCE COMPANIES INC.
(Exact name of registrant as specified in its charter)

                                      Delaware                        1-7461                            31-0742926
                              (State of Incorporation)   (Commission File Number)      (IRS Employer
                                                                                                                Identification Number)

535 West Broadway
Council Bluffs, Iowa 51503
(Address of Principal Executive Offices)
(Zip Code)

Registrant's Telephone Number, Including Area Code:
(712) 328-3918

   __________

Not applicable
(Former name or former address, if changed since last report)

ACCEPTANCE INSURANCE COMPANIES INC. ANNOUNCES PROPOSED
TRANSACTION NOT APPROVED AND ENTRY OF ORDER

For Immediate Release

        (Council Bluffs, Iowa—November 25, 2002) Acceptance Insurance Companies Inc. said today that Rain and Hail, L.L.C and others had discontinued pursuit of the proposed asset purchase transaction announced November 18, 2002. Rain and Hail, L.L.C. explained it took that action because “RMA [the USDA Risk Management Agency] will not allow the transaction as set forth in the terms of the Non-Binding Letter of Intent.”

        American Growers Insurance Company (AGIC), a wholly owned subsidiary of Acceptance, also said that as a result of these developments the Director of the Nebraska Department of Insurance issued an Order of Supervision to AGIC. According to the Order, grounds exist under Nebraska law for placing AGIC under supervision. The Order directs AGIC not to “undertake, engage in, commit to, initiate, accept or renew any insurance business,” or engage in other than routine business. AGIC said it had met and conferred with Nebraska Department of Insurance representatives and would implement the Order immediately.

        After receiving the Order, AGIC said it also received a letter from the RMA directing it not to sell any new insurance contracts subject to reinsurance by the Federal Crop Insurance Corporation. RMA asked AGIC “to continue servicing all existing federally reinsured insurance contracts,” including the adjustment and payment of insured losses and expenses associated with claims adjusting. Accordingly, AGIC will continue normal claim adjusting activities, and processing of policies accepted or renewed prior to November 23, 2002, as the Order permits.

        This release includes forward-looking statements with respect to the expected future financial results of the Company’s property and casualty and crop insurance operations. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements, including factors noted in Acceptance’s Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarter ended September 30, 2002, which are incorporated herein by this reference. The Company will not update or revise the forward-looking statements in this release even though the conditions or circumstances currently underlying those statements may materially change.

Contact:

J. Michael Gottschalk
Chief Legal Officer
Acceptance Insurance Companies Inc.
712 328 3918